Exhibit (1)(d)

                                TRUST INSTRUMENT
                          NEUBERGER BERMAN INCOME FUNDS
                                   SCHEDULE A


Neuberger Berman Investor Class

         Neuberger Berman Cash Reserves
         Neuberger Berman Government Money Fund
         Neuberger Berman High Income Bond Fund
         Neuberger Berman Limited Maturity Bond Fund
         Neuberger Berman Municipal Money Fund
         Neuberger Berman Municipal Securities Trust

Neuberger Berman Trust Class

         Neuberger Berman Institutional Cash Fund
         Neuberger Berman Limited Maturity Bond Fund



DATED:   June 19, 2002